Exhibit 10.6

Food Supply Contract

Date: March 25, 2023

Between

King Health Investment Holdings Limited

And

CUSTOMER A

Food Supply Contract

This contract is entered into on March 25, 2023, between the following parties:

1.	King Health Investment Holdings Limited

Business Registration No.: 64283278-000-01-24-6

Business Address: Room U.502, Chung Ying Building, 20-20A Connaught Road West, Sheung Wan, HK

(Hereinafter referred to as “Party A”)

CUSTOMER A

Business Registration No.: 73212650-006-07-22-A

Business Address: Shop No. 5 G/F, The Vantage, 63 Ma Tau Wai Road, KT, Kowloon

(Hereinafter referred to as “Party B”)

To promote mutual development and in accordance with the principles of equality and mutual benefit, Party A and Party B have reached the following agreement through friendly negotiations regarding the supply of food by Party A to Party B. The specific terms are as follows:

1. Supply Categories

Party A shall supply the following products (hereinafter referred to as “Products”):

Products	Description	Price
American Wagyu Beef
Snowflake Beef
Soy Sauce / Garlic Flavored BBQ Pork Belly
Fish Maw Tube
Frozen Abalone
Australian Sea Cucumber
Fish Maw
Shark Fin
Caviar
Ramen food products

2. Supply Region

Party A shall supply the Products to Party B within the Hong Kong Special Administrative Region.

3. Contract Term and Termination

1.	This contract shall be valid from March 25, 2023, to March 24, 2027. Unless either party provides written notice of termination 30 days prior to the expiration date, the contract shall automatically renew for 1 additional year.

2.	If either party fails to fully and/or timely fulfill its obligations under this contract, the other party may issue a warning. If the breach is not rectified within 5 days, the non-breaching party may unilaterally terminate this contract immediately without compensation.

4. Orders, Pricing, and Payment

1.	Each transaction between Party A and Party B shall be supported by an invoice. Party B’s order requests to Party A shall be submitted in writing/whatsapp, specifying a detailed list of the products ordered and the quantity of Products ordered.

2.	The prices of the Products shall remain fixed for 1 year from the effective date of this contract. After 1 year, Party A shall provide Party B with a new price list. If no new price list is provided, the previous year’s prices shall apply.

3.	Payment shall be settled monthly. The 15th of each month is the reconciliation day. All accounts for the current month must be reconciled by the 15th of the following month. Party A shall issue monthly invoices to Party B, and Party B must remit the full payment to Party A’s designated account within 120 days. Reconciliation documents and timing shall be based on the delivery notes issued by Party A’s logistics department and confirmed by Party B (unsettled delivery notes shall be considered Party B’s outstanding debts, with transportation costs borne by Party B). If the payment is not made within this period, Party B will be deemed to be in breach of contract and Party A may charge Party B an interest rate of 0.01% per day.

5. Delivery and Transportation

1.	Party B shall submit order plans to Party A 7 days in advance. If Party A’s inventory is insufficient, Party A shall arrange shipment within 7 days after receiving the order (except under special circumstances).

2.	Transportation costs (if any) shall be borne by Party B, or Party B may arrange self-pickup. Party B must specify delivery/pickup arrangements in the order. In case of transportation claims, Party A shall assist Party B in the process, with compensation benefits accruing to Party B. Upon receipt of goods, Party B shall inspect them carefully. If damage is found, Party B must request proof from the carrier, file a claim with the transportation department, and provide feedback to Party A.

6. Quality Requirements, Acceptance Standards, and Warranty

1.	For quality issues, Party A shall implement a “three guarantees” policy (excluding damage caused during transportation or by human factors). If Products are replaced due to quantity discrepancies, the process shall follow a “return before replacement” principle, with returned goods settled at 90% of the original price. In other cases, returns shall be settled at the original price, with return transportation costs borne by Party B.

2.	Acceptance standards, methods, and objection period: Acceptance shall be based on samples, with a 20-day written objection period for the entire batch of goods.

7. Liability for Breach

Both parties shall strictly adhere to the responsibilities and obligations outlined in this contract. Except in cases of force majeure (e.g., natural disasters, embargoes, national policies, or unforeseeable events), the breaching party shall bear full liability.

8. Dispute Resolution

All disputes shall be resolved through friendly negotiations. If negotiations fail, either party may file a lawsuit with the courts of the Hong Kong Special Administrative Region.

9. Miscellaneous

1.	Matters not covered in this contract may be addressed through additional negotiations.

2.	This contract is executed in duplicate, with each party holding one copy. It shall take effect upon signing and shall have equal legal validity.

No text below

Signature page

Party A: King Health Investment Holdings Limited

Signature and Company Chop:

Date: March 25, 2023

Party B: CUSTOMER A

Signature and Company Chop:

Date: March 25, 2023

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